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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 25, 1998


                             FIRST OMNI BANK, N.A.
                               ON BEHALF OF THE
            FIRST OMNI BANK CREDIT CARD MASTER TRUST, SERIES 1996-A
            (Exact name of registrant as specified in its charter)


                                 UNITED STATES
        (State or other jurisdiction of incorporation or organization)


        0-20755                                         51-0263671
(Commission File Number)                   (I.R.S. Employer Identification No.)


         499 MITCHELL ROAD
        MILLSBORO, DELAWARE                                19966
(Address of Principal Executive Offices)                 (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:(302) 934-2000


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)

                        ------------------------------
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ITEM 5.  OTHER EVENTS

          On February 25, 1998, First Omni Bank, N.A. ("First Omni") sold substantially all of its assets, consisting primarily of its rights as Transferor and Servicer of the First Omni Bank Credit Card Master Trust (the "Trust"), to Bank of America National Association ("BOANA"). BOANA has become Transferor and Servicer with respect to the Trust, with all of the rights and duties as such under the Pooling and Servicing Agreement, dated as of April 1, 1996, as supplemented by the Series 1996-A Supplement dated April 1, 1996 and by Assignments No. 1 and No. 2 of Receivables in Supplemental Accounts dated October 1, 1997 and February 2, 1998, respectively (together, the "Agreement"), between First Omni and The Bank of New York, as Trustee. Filed as a part of this Current Report on Form 8-K is a copy of the Transfer and Assumption Agreement, dated as of February 25, 1998, among First Omni, BOANA and the Trustee, pursuant to which all rights and obligations of the Transferor and Servicer under the Agreement were transferred to, and assumed by, BOANA.

ITEM 7. EXHIBITS

(c)  Exhibits

     4.1 Transfer and Assumption Agreement, dated as of February 25, 1998, among First Omni Bank, N.A., Bank of America National Association and The Bank of New York.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 1998             FIRST OMNI BANK CREDIT CARD MASTER TRUST,
                                SERIES 1996-A

                                By:  FIRST OMNI BANK, N.A.


                                By:  ROBERT F. RAY
                                     ----------------------------
                                     Robert F. Ray
                                     Vice President and Treasurer
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                                 EXHIBIT INDEX
                                 -------------


Exhibit        Description                                                 Page
-------        -----------                                                 ----


4.1 Transfer and Assumption Agreement, dated as of February 25, 1998, among First Omni Bank, N.A.,
               Bank of America National Association and The
               Bank of New York.